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                                                                    Exhibit 23.1



                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANT
                    --------------------------------------



         I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated October 12, 1998, related to the consolidated financial statements of JagNotes.com Inc. for the year ended July 31, 1999, which report appears in the Prospectus of Amendment No. 3 to the Registration Statement (No. 333-84189) on Form SB-2 previously filed by JagNotes.com Inc. with the Securities and Exchange Commission.





                                          Stephen R. Russo, CPA

                                          /s/ Stephen R. Russo

                                          Farmingdale, New Jersey
                                          January 11, 2000



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